Exhibit 10.25

FORM OF STOCK OPTIONS AGREEMENT OF

PRESTIGE CRUISES INTERNATIONAL, INC.

THIS AGREEMENT (this “Agreement”), dated as of             , 2008 (the “Option Date”) is made by and among Prestige Cruises International, Inc., a corporation organized under the laws of the Republic of Panama (the “Company”),                     and (the “Optionee”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

For the purposes of this Stock Options Agreement, the following terms have the meaning set forth below:

“Base Amount” shall mean                     .

“Base Amount Options” shall mean the options to purchase any part or all of the aggregate of the Base Amount of shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exercise Price” shall mean the amounts payable for exercise of the Options as set forth in Section 1.1.

“Options” shall mean the Base Amount Options and PIK Dividend Options.

“PIK Dividend Amount” shall mean, as of any date of determination, a number calculated by the following calculation: (i) the amount that arises, if, from April 27, 2007 to the date of determination an effective interest rate of five percent (5.00%) per annum was applied to the Base Amount (such effective interest rate to be cumulative and shall compound semi annually) and such amount is added to the Base Amount minus (ii) the Base Amount.

“PIK Dividend Options” shall mean, as of any date of determination, the options to purchase that PIK Dividend Amount of shares of Common Stock.

“Qualified Public Offering” shall have the meaning set forth in the Stockholders’ Agreement.

“Sale of the Company” shall have the meaning set forth in the Stockholders’ Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement dated as of the date hereof, by and among the Optionee, the Company and the other stockholders of the Company.

ARTICLE I

GRANT OF OPTIONS

Section 1.1 Grant of Options

On the date hereof the Company irrevocably grants to the Optionee, the Options, upon the terms and conditions set forth in this Agreement. The purchase price of the shares of Common Stock covered by the Base Amount Options shall be $40.02355 per share (without commission or other charge). The purchase price of the shares of Common Stock covered by the PIK Dividend Options shall be $40.02355 per share (without commission or other charge.)

ARTICLE II

EXERCISABILITY AND EXPIRATION

Section 2.1 Commencement of Exercisability

The shares of Common Stock covered by the Options shall become exercisable immediately and remain exercisable until the expiration set forth in Section 2.2.

Section 2.2 Expiration

The Options (if not already exercised) shall expire immediately following the earlier of:

(a)	a Qualified Public Offering;

(b)	a Sale of the Company; or

(c)	the tenth Anniversary of the Option Date.

Section 2.3 Partial Exercise

The Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof expire; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only. Following any partial exercise, the Base Amount, for the purposes of calculating any subsequent PIK Dividend Options shall be reduced by an amount equal to the number of Base Amount Options so exercised.

Section 2.4 Method of Exercise of Options

The Options shall be exercisable by the delivery to the General Counsel of the Company of:

(a) a form of written notice from the Optionee stating the number of shares of Common Stock to be purchased pursuant to the Options; and

(b) payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Company or such other specific provisions or directions as the Company and Optionee may agree.

Section 2.5 Changes In Common Stock

Upon (or, as may be necessary to effect the adjustment, immediately prior to) (i) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; (ii) any merger, combination, consolidation, or other reorganization, (iii) any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or (iv) any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, then the Company shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of the Options, (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any of the outstanding Options, (3) the exercise price of any of the outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any of the outstanding Options, in each case to the extent necessary to preserve the economic terms of the Options.

It is intended that, if possible, any adjustments contemplated by this Section 2.5 be made in a manner that satisfies applicable legal, tax and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. Unless otherwise expressly provided, in no event shall any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 2.5.

ARTICLE III

OTHER PROVISIONS

Section 3.1 Shares Subject to Stockholder Agreement

The Optionee acknowledges that any shares of Common Stock acquired upon exercise of the Options are subject to the terms of the Stockholders’ Agreement.

Section 3.2 Transferability

The Options shall be fully transferable, provided always that any transfer shall be made in accordance with the terms of the Stockholders’ Agreement, including, but not limited to, the requirements of Section 13(q) thereunder.

Section 3.3 Amendment and Modification

Each of the Company and the Optionee agrees that no change, waiver, modification or amendment of this Agreement shall be effective without the prior written approval of the Company and the Optionee; provided, that any modification or waiver of this Agreement in a manner materially adverse to the interests of the Non-Apollo Holders (as defined in the

Stockholders’ Agreement), in their capacity as holders of Common Stock, shall require the consent of the holders of a majority of all the then-outstanding shares of Common Stock of the Company then held by the Non-Apollo Holders.

Section 3.4 Governing Law

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THAT WOULD GIVE EFFECT TO THE LAWS OF ANOTHER JURISDICTION.

Section 3.5 Conformity to Securities Laws

The Optionee acknowledges that the grant of Options is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Options is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.6 Entire Agreement

The parties hereto acknowledge that this Agreement and the Stockholders’ Agreement set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Company and its subsidiaries as if the agreements containing such provisions were not so superseded.

The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

Section 3.7 Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.8 Notices

All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i) if to the Company:

Prestige Cruises International, Inc.

8300 N.W. 33rd Street, Suite 308

Miami, Florida 33122

Attention: Frank J. Del Rio

Attention: Gema M. Pinon

and

Prestige Cruises International, Inc.

c/o Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Fax: (212) 515-3288

Attention: Steven Martinez

and

O’Melveny & Myers

LLP Times Square Tower

7 Times Square

New York, NY 10036

Fax: (212) 326-2061

Attention: Douglas A. Ryder, Esq.

(ii) if to the Optionee:

Section 3.9 Counterparts

This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

* * * * *

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE COMPANY:

PRESTIGE CRUISES INTERNATIONAL, INC.

By:
Name:
Title:

THE OPTIONEE:

By:
Name:
Title:

[Option Agreement]